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                                                                    EXHIBIT 23.4


                           CONSENT OF LEHMAN BROTHERS INC.


    We hereby consent to the use of our opinion letter to the Board of Directors of Education Alternatives, Inc. included as Exhibit B to the Registration Statement on Form S-4 and related Joint Proxy Statement/Prospectus of Education Alternatives, Inc. and Sunrise Educational Services, Inc. relating to the proposed merger between Education Alternatives, Inc. and Sunrise Educational Services, Inc. and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "Summary -- Fairness Opinions With Respect to the Merger" and "Opinions of Lehman Brothers Inc." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       LEHMAN BROTHERS INC.



                                       By  /S/ RANDOLPH A. STUZIN
                                          -----------------------------
                                            Randolph A. Stuzin
                                            Associate General Counsel




November 14, 1997